EXHIBIT 5.1


DENNIS  BROVARONE
ATTORNEY  AND  COUNSELOR  AT  LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
Phone: 303 466 4092 / Fax: 303 466 4826

October 5, 2005

Board of Directors
Apolo Gold & Energy Inc.

Re:      Registration Statement on Form SB-2

Gentlemen:

You have requested my opinion as to the legality of the issuance by Apolo Gold & Energy Inc., (the "Corporation") of up to 105,259,779 shares of Common Stock (the "Shares") The Shares are the subject of Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") to be filed on or about October 5, 2005.

Pursuant to your request I have reviewed and examined:(1)The Articles of Incorporation of the Corporation, as amended (the "Articles"); (2) The Bylaws of the Corporation, as certified by the Secretary of the Corporation; (3) The minute book of the Corporation; (4) A copy of certain resolutions of the Board of Directors of the Corporation; (5) The Registration Statement; and (6) such other matters as I have deemed relevant in order to form my opinion.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that pursuant to the statutes and constitution of the State of Nevada and reported decisions interpreting those laws, the 100,000,000 Shares issue-able to Dutchess Private Equities Fund, II, LP, and the 1,000,000 shares issue-able to Maureen McKnight have been duly authorized and when issued and sold in the manner described in the registration statement, the shares will be validly issued, fully paid and non-assessable. I am further of the opinion that the 4,259,779 of the remaining selling securities holders have been duly authorized are validly issued, fully paid and non-assessable and may be sold in the manner described in the registration statement.

My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
--------------------
Dennis Brovarone